UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2009

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On January 12, 2009, KLA-Tencor Corporation (the "Company") issued a press release announcing revisions to the Company's previously issued financial outlook for the second quarter of fiscal 2009 ended December 31, 2008, reflecting further deterioration of the condition of the semiconductor and related industries.

In the press release, the Company also announced that it is in the process of conducting its annual evaluation of the value of its goodwill and intangible assets for potential impairment. Based on the result to date of the Company's continuing evaluation, the Company currently anticipates incurring a material non-cash impairment charge on certain of its goodwill and intangible assets in the second quarter of fiscal 2009. The Company also expects that, in addition to the impairment charge described in the preceding sentence, its financial statements for the quarter ended December 31, 2008 will reflect an increase in inventory reserves (driven by declines in the Company's product build plans and service inventory usage) and an increase in reserves for potential losses relating to heightened risk of non-payment of accounts receivable as certain customers face financial difficulty. The actual amounts of such impairment charge and reserve increases will be communicated along with the announcement of the Company's results for the quarter ended December 31, 2008.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.                        Description

        99.1        Text of press release issued by KLA-Tencor Corporation dated January 12, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: January 12, 2009	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of press release issued by KLA-Tencor Corporation dated January 12, 2009